Exhibit 10.2

SECURED PROMISSORY NOTE

IN RETURN FOR valuable consideration received, WARREN E&P, INC., a New Mexico corporation (the “Maker”), whose address is 100 Oceangate, Suite 950, Long Beach, CA 90802, hereby promises and agrees to pay to NORAM DRILLING COMPANY, a Texas corporation, for the benefit of GLOBAL RIG COMPANY ASA, a Norwegian corporation (the “Payee”), whose address is 2000 South Dairy Ashford, Suite 465 Houston, Texas 77077, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00), with no, or zero (-0-) percent, interest on the outstanding principal balance until this PROMISSORY NOTE (the “Note”) is paid in full, according to the payment terms set forth below.

The principal amount of this Note shall be due and payable in fifteen (15) equal monthly installments of $233,333.33 each commencing on September 26, 2010, and continuing regularly thereafter on the 26th day of each month until the entire principal amount hereof is paid in full as provided for herein.

Time is of the essence in this Note.  Upon any default in the payment of the principal due under the terms hereof, the Payee, after giving twenty (20) days written notice to the Maker within which to cure the default, may, at any time after said twenty (20) day period and without notice, demand, presentment or notice of dishonor, accelerate the maturity date of this indebtedness and declare the entire principal balance hereof due and payable.

Maker expressly and severally waives all notices, demands for payment, presentations for payment, notice of acceleration of maturity, protest and notice of protest, as to this Note and as to each, every and all installments hereof, and consents that Payee may at any time, and from time to time, upon the request of or by agreement with Maker, extend the date of maturity or change the time or method of payment without notice to any endorsers, guarantors or sureties, who shall remain liable for the payment of this Note.

Maker hereby binds itself, and its successors and assignees, and agrees that if this Note is placed in the hands of an attorney for collection or is collected by and through any character of judicial proceeding (including probate or bankruptcy proceedings), then the Maker shall pay, in addition to the other sums payable hereunder, reasonable attorney’s fees and applicable court and collection costs.

This Note is subject to and secured by those certain UCC-1 Form Financing Statements executed by and from the Maker to in favor of the Payee of even date herewith, covering a drilling rig, equipment, components and personal property more particularly described therein, that will be filed in the California Secretary of State’s Office and in the Los Angeles County California Recorder’s Office, which secure the payment obligations contained herein.  The terms, conditions and provisions of such UCC-1 Form Financing Statements are incorporated herein for all purposes by this specific reference.

This Note is subject to:

1.              That certain SETTLEMENT AGREEMENT, RELEASE AND PURCHASE AND SALE AGREEMENT dated August 26, 2010 between Maker, as the Buyer, and Payee, as the Seller, which governs the purchase and sale between the Maker to the Payee of a certain drilling rig, equipment, components and personal property more particularly described therein; and

2.              That certain BILL OF SALE, TRANSFER AND ASSIGNMENT dated August 26, 2010, from the Payee, as Seller, to the Maker, as Buyer, which transfers from the Payee to the Maker a certain drilling rig, equipment, components and personal property more particularly described therein.

The terms, conditions and provisions of the above-described instruments are incorporated herein for all purposes by this specific reference.

In the event the Payee fails or refuses to comply with, perform under or in accordance with or defaults under or pursuant to the SETTLEMENT AGREEMENT, RELEASE AND PURCHASE AND SALE AGREEMENT or the BILL OF SALE, TRANSFER AND ASSIGNMENT described above, then the Maker may pay any and all amounts required thereby for and on behalf of the Payee, and may offset, take credit against and reduce the amount of, in whole or in part, any subsequent monthly installments due under the terms of this Note until such time as the Maker has recovered the value of any and all such payments made for and on behalf of the Payee; at which time the Maker shall resume paying the monthly installments required hereby.

Neither the Maker nor the Payee may sell, transfer or assign this Note without first obtaining the prior written consent of the other party, which shall not be unreasonably withheld.

Waiver of any default, or the remedy of any default, in a reasonable manner by either party, shall not operate as a waiver of the default as remedied or any prior or subsequent default.

This Note shall be construed, governed, enforced and interpreted under, in accordance with and by the laws and decisions of the State of Texas.

DATED, EXECUTED and EFFECTIVE this 26th day of August, 2010.

Maker:

WARREN E&P, INC.,
a New Mexico corporation

		By:	/s/ ELLIS G. VICKERS
ELLIS G. VICKERS,
Senior Vice President

ACCEPTED and AGREED TO
on and as of August 26, 2010.

Payee:

NORAM DRILLING COMPANY,
a Texas corporation (for the benefit of
GLOBAL RIG COMPANY ASA,
a Norwegian corporation)

By:	/s/ BRUCE SEELEY
BRUCE SEELEY, President